                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement.       [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive Proxy Statement.

     [ ] Definitive Additional Materials.

     [ ] Soliciting Materials Pursuant to Rule 14a-12

                           CANARGO ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

         None
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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                           CANARGO ENERGY CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 29, 2002

                    ----------------------------------------


April 15, 2002


To The Stockholders:

Notice is hereby given that an Annual Meeting of Stockholders of CanArgo Energy Corporation ("CanArgo") will be held at Theatersalen, Hotel Continental, Stortingsgaten 24/26, Oslo, Norway, on May 29, 2002 at 10:30 a.m. local time for the following purposes:

     1. To elect four directors to serve until the next Annual General Meeting of Stockholders or until their successors are duly elected and qualified;

     2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

The Board of Directors has fixed the close of business on April 15, 2002 as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. The proxy card may be returned in the accompanying envelope to which no postage need be affixed if mailed in Norway or the United States. If you attend the Annual Meeting, you may vote in person even if you have sent in your proxy card.

                                           By Order of the Board of Directors,



                                           Anthony J. Potter
                                           Chief Financial Officer and Secretary

                           CANARGO ENERGY CORPORATION
                     Care of: CanArgo Services (UK) Limited
              150 Buckingham Palace Road, London, England SW1W 9TR
                            ------------------------

                                 PROXY STATEMENT
                           ---------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION, REVOCATION AND VOTING OF PROXIES

The accompanying proxy is solicited by and on behalf of the Board of Directors of CanArgo Energy Corporation ("CanArgo"), in connection with the Annual Meeting of Stockholders to be held at 10:30 a.m. local time on May 29, 2002, at the Theatersalen, Hotel Continental, Stortingsgaten 24/26, Oslo, Norway and at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders entitled to vote at the Annual Meeting on or about April 25, 2002.

The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR each matter specified. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. Stockholders may vote either by attending the Annual Meeting and casting their vote in person or by signing and returning the enclosed proxy card. A stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Annual Meeting or by filing with the Secretary of CanArgo a duly executed proxy bearing a later date or an instrument revoking the proxy.

The costs of solicitation of proxies will be paid by CanArgo. The solicitation shall be by means of mail, telephone and personal contact. In addition to utilizing its directors, officers, and other regular employees to solicit proxies, CanArgo has engaged Gambit AS to assist with the solicitation of proxies from stockholders residing in Norway. CanArgo pays Gambit a quarterly fee of $8,000 for investor relations' services and the solicitation of proxies is included in these services. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

VOTING RIGHTS AND RECORD DATE

The voting securities of CanArgo consist of Common Stock, par value $0.10 per share, and Series Voting Preferred Stock ("Annual Voting Stock"), par value $0.10 per share. Generally, the Common Stock and Annual Voting Stock vote as a single class on all matters. The Common Stock is entitled to one vote per share. Each of the one hundred (100) shares of Annual Voting Stock is entitled to that number of votes as is equal to one-one hundredth (1/100th) of the number of Exchangeable Shares ("Exchangeable Shares") issued by CanArgo Oil & Gas Inc., a subsidiary of CanArgo, as are then outstanding, rounded down to the nearest whole number. The Annual Voting Stock is held of record by Computershare Trust Company of Canada, which holds such stock in trust for the benefit of the holders of the Exchangeable Shares. The Annual Voting Stock is voted in the manner directed by the holders of the Exchangeable Shares. The Exchangeable Shares may be exchanged for shares of Common Stock on a share-for-share basis. The term "Voting Securities" refers to the Common Stock and the Annual Voting Stock as though they were a single class of voting securities.

Only stockholders of record of CanArgo's Voting Securities as of the close of business on April 15, 2002 (the "Record Date") will be entitled to vote at the Annual Meeting. On the Record Date, 97,070,580 shares of Common Stock were issued and outstanding, each of which is entitled to one vote per share. On the Record Date, 147,866 Exchangeable Shares were issued and outstanding, and accordingly each share of Annual Voting Stock is entitled to 1,479 votes. Voting Securities representing a majority of the votes entitled to be cast at the Annual Meeting represented in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

                              ELECTION OF DIRECTORS

PROPOSAL 1.  ELECTION OF DIRECTORS

The Board of Directors has nominated four persons to be elected directors at the Annual Meeting to hold office until the next Annual General Meeting of Stockholders and until the election of their respective successors. Directors are elected by a plurality of votes cast; broker non-votes and votes withheld have no effect on the vote. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any alternate nominee who is designated by the Board of Directors.

The nominees for director are:

ROGER BRITTAIN, a resident of the UK, joined the Company on September 1, 2000 as non-executive Chairman of the Board of Directors. Mr. Brittain is an experienced investment banker having worked for many years in the oil and gas sector. He began his career in the Foreign Service, working in the Middle East, before moving to London, where he has worked with several investment banks with a focus on the oil and gas sector. He was involved in the establishment of TR Energy and Guinness Mahon Energy Services Limited and was from 1994 until March 31, 2001, a Director of Corporate Finance at Guinness Mahon and Co. Limited (GM & Co.) and investment company Investec Henderson Crosthwaite respectively, following the acquisition of GM & Co. by Investec Henderson Crosthwaite in 1998. Mr Brittain is also a non-executive Director of Soco International plc and Transmeridian Exploration Inc. and an adviser to Devon Energy Corporation.

DAVID ROBSON, a resident of Guernsey, was elected a Director, Chairman of the Board and Chief Executive Officer of the Company on July 15, 1998 and subsequently Managing Director and Chief Executive Officer. He has also served as a Director, Chairman of the Board and Chief Executive Officer of the Company's subsidiary, CanArgo Oil & Gas Inc., since July 1997, as President of CanArgo Oil & Gas Inc.'s subsidiary, Ninotsminda Oil Company, since 1996, and as Managing Director and sole owner of Vazon Energy Limited, a company which provides consulting services to the energy industry, since March 1997. From April 1992 until March 1997, Dr. Robson was a senior officer of JKX Oil &Gas plc and it's predecessor companies, including service as Managing Director and Chief Executive Officer. Prior to this he was employed in technical and commercial positions in Britoil plc, Hamilton Oil and Mobil. He holds a B.Sc. (Hons) in Geology and a Ph.D. in Geochemistry from the University of Newcastle upon Tyne, and an MBA from the University of Strathclyde.

RUSSELL HAMMOND, a resident of the UK, was elected a Director of the Company on July 15, 1998. He has also served as a Director of the Company's subsidiary, CanArgo Oil & Gas Inc., since June 1997. For over five years, Mr. Hammond has been an investment advisor to Provincial Securities Ltd., a private investment company. Mr. Hammond has been Chairman of Terrenex Acquisition Corporation, an oil and gas and joint venture company since 1992 and a director of Cadiz Inc., a Nasdaq National Market listed company, from 1989 to January 1999.

NILS N. TRULSVIK, a resident of the UK, was elected a Director of the Company on August 17, 1994. He has served the Company as President and Chief Executive Officer from February 4, 1997 to July 15, 1998 and from November 21, 1994 to March 9, 1995; and as Executive Vice President from March 9, 1995 to February 4, 1997 and from September 8, 1994 until November 21, 1994. Since January 2, 1999 Mr. Trulsvik has served as the Chief Executive Officer of Force Petroleum. From August 1998 Mr. Trulsvik has been a partner in a consulting company, The Bridge Group, located in Norway. Mr. Trulsvik is a petroleum explorationist with extensive experience in petroleum exploration and development throughout the world. Prior to joining the Company, he held various positions with Nopec a.s. a Norwegian petroleum consultant group of companies of which he was a founder, including Managing Director from 1987 to 1993 and Special Advisor from 1993 to August 1994.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Current Directors and Executive Officers of the registrant are as follows:

NAME                         AGE   OFFICE OR OFFICES
----                         ---   -----------------
Roger Brittain (1)(2)        64    Non-Executive Chairman of the Board
David Robson                 44    Managing Director and Chief Executive Officer
Russell Hammond (1) (2)      60    Director
Nils N. Trulsvik (1) (2)     53    Director
Murray Chancellor            49    Chief Operating Officer
Vincent McDonnell            43    Chief Commercial Officer
Anthony J. Potter            37    Chief Financial Officer

-----------------
(1)  Member of Audit Committee

(2)  Member of Compensation Committee

Murray Chancellor, a resident of the UK, was elected Chief Operating Officer of the Company on September 11, 2000. Mr. Chancellor joined the company from Aminex PLC, a UK oil and gas exploration company, where he was most recently involved as General Director of Russian Operations from April 1998 until September 2000. From 1996 until April 1998, Mr. Chancellor served as Deputy General Director and Technical Director of Poltava Petroleum Company. Mr. Chancellor has an extensive experience in the oil and gas sector having worked in the UK, Norway, Australia, North America, the Middle East and the Former Soviet Union. An engineer by profession, he has been involved in engineering and project management activities both onshore and offshore. He has held senior management positions in oil and gas development projects in both Russia and Ukraine, as well as having extensive experience in the North Sea. Mr. Chancellor holds a Bachelor of Engineering (Civil) degree.

Vincent McDonnell, a resident of the UK, was elected Chief Commercial Officer of the Company on April 1, 2001. Prior thereto, he served CanArgo as Commercial Manager from December 2000. Prior to joining the Company, he was an independent oil and gas consultant from May 1998 until October 2000. From 1997 until April 1998, Mr. McDonnell served as Oil and Gas Exploration and Production Commercial Manager of JKX Oil & Gas plc. Prior to 1997, Mr. McDonnell worked in various business, commercial and technical roles with a number of companies, including Mobil Oil and Britoil. He holds a Bachelor of Science (Hons.) degree in Geology, a Master of Science degree in Geophysics together with a Master of Business Administration (MBA) degree.

Anthony J. Potter, a resident of the UK, was elected Chief Financial Officer of the Company on September 30, 2000. Prior thereto, he was elected and served as Vice President, Finance of the Company from July 15, 1998. He also served the Company as Group Controller and served as Vice President, Finance and Group Controller of the Company's subsidiary, CanArgo Oil & Gas Inc., since May 1998. From September 1986 to April 1998, Mr. Potter was employed with PricewaterhouseCoopers Chartered Accountants. Mr. Potter is a member of the Institute of Chartered Accountants of Alberta and holds a Bachelor of Commerce degree in Accounting.

Directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers serve at the pleasure of the directors.

INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

CanArgo's Board of Directors held eight meetings during the year ended December 31, 2001. No director has attended less than 75% of all meetings of the Board and those committees on which he served in 2001. The Board has two standing committees: the Audit Committee and the Compensation Committee. The members of the Audit Committee at the end of 2001 were Roger Brittain, Nils N. Trulsvik and Russell Hammond. The members of the Compensation Committee at the end of 2001 were Roger Brittain, Nils N. Trulsvik and Russell Hammond. Reports from these committees are included in this Proxy Statement. The Board of Directors has not designated a nominating committee, the functions of such committee being performed by the Board as a whole.

COMPENSATION OF DIRECTORS

In 2001 CanArgo paid directors' fees on a quarterly basis at a rate of $36,000 per year plus pound sterling 1,000 for each meeting of the Audit Committee and Compensation Committee that they attend. CanArgo also reimburses ordinary out-of-pocket expenses for attending Board and Committee meetings. The Chairman of the Board of Directors is paid pound sterling 35,000 per year payable on a quarterly basis.

The following table shows the compensation paid to all persons who were non-employee directors, including their respective affiliates, during the year ended December 31, 2001:

                               DIRECTORS FEES AND        OPTIONS AND     WARRANTS GRANTED
NAME                           OTHER COMPENSATION        CONSULTING          PAYMENTS
----                           ------------------        -----------     ----------------
                                        $                    $
Roger Brittain                       59,450                  --                 --
Russell Hammond                      37,450                  --                 --
Peder Paus(1)                        21,276                  --                 --
Nils N. Trulsvik                     44,700                  --                 --

-----------
(1) Mr. Paus ceased being a director effective on June 7, 2001.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for the review and oversight of CanArgo's performance with respect to its financial responsibilities and the integrity of CanArgo's accounting and reporting practices. The Audit Committee also recommends to the Board of Directors the selection of CanArgo's independent auditors. The Audit Committee is composed of three non-employee directors and operates under a written charter.

CanArgo, not the Audit Committee nor the independent auditor, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of CanArgo's assets. The independent auditor's responsibility is to attest to the fair presentation of the financial statements. The role of the Audit Committee is to be satisfied that both CanArgo and the independent auditor discharge their respective responsibilities effectively. However, no member of the Audit Committee is professionally engaged in the practice of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held four meetings during fiscal 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, CanArgo, and CanArgo's independent auditors, PricewaterhouseCoopers. The Audit Committee discussed with PricewaterhouseCoopers the overall scope and plan for their audit, and met with PricewaterhouseCoopers, with and without management present. The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of CanArgo's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

CanArgo's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and discussed their independence from CanArgo. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers for audit and non-audit services. See Principal Accounting Firm Fees chart located in the section of the Proxy marked "General".

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that CanArgo's audited consolidated financial statements for the fiscal year ended December 31, 2001 be included in CanArgo's Annual Report on Form 10-K. The Audit Committee also recommended the selection of CanArgo's independent auditors and, based on such recommendation, the Board has selected PricewaterhouseCoopers as CanArgo's independent auditors for the fiscal year ended December 31, 2002.

Roger Brittain, Chairman
Nils N.Trulsvik
Russell Hammond

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee's Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for setting and administering policies which govern CanArgo's executive compensation programs. The purpose of this report is to summarize the compensation philosophy and policies that the Compensation Committee applied in making executive compensation decisions in 2001.

Compensation Philosophy

The Compensation Committee has approved compensation programs intended to:

     o Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives employed by companies of similar size, complexity and lines of business;

     o Motivate executives and key employees to achieve strong financial and operational performance;

     o Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

     o    Reward individual performance;

     o Link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock incentives;

     o    Encourage long-term commitment to CanArgo.


The Compensation Committee held four meetings during fiscal 2001.

Stock Based Compensation Plan

At December 31, 2001, stock options and warrants had been issued from the following stock based compensation plans:

     o 1995 Long-Term Incentive Plan. Adopted by CanArgo in February 1996, this plan allows for 7,500,000 shares of CanArgo's Common Stock to be issued to officers, directors, employees, consultants and advisors. As of December 31, 2001, 4,065,334 options were outstanding.

     o CAOG Plan. Adopted by CanArgo following the acquisition by CanArgo of CanArgo Oil & Gas Inc. in 1998, this plan allowed for 988,000 shares of CanArgo's Common Stock to be issued to employees, consultants and advisors. As of December 31, 2001, 806,667 options were outstanding.

     o Special Stock Options and Warrants. Adopted by CanArgo in September 2000, this plan was created to allow CanArgo to retain and provide incentives to existing executive officers and directors and to allow recruitment of new officers and directors following the Company's decision to relocate finance and administrative functions from Calgary, Canada to London, England. As of December 31, 2001, 2,220,000 special stock options and warrants were outstanding.

Compensation Methodology

Each year the Compensation Committee reviews data from market surveys, proxy statements issued by competitors and independent consultants to assess CanArgo's competitive position with respect to the following three components of executive compensation:

     o   base salary;

     o   annual incentives; and

     o   long-term incentives.


The Compensation Committee also considers individual performance, level of responsibility, and skills and experience in making compensation decisions for each executive.

Components of Compensation

Base Salary: Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, and competitive data obtained from consultants and staff research. The goal for the base pay component is to compensate executives at a level which approximates the median salaries of individuals in comparable positions with comparable companies in the oil and gas industry. The Compensation Committee approves all salary increases for executive officers. No base pay increases were approved in 2001 for executive officers of CanArgo.

Annual Incentives: Annual cash incentives have been developed in conjunction with performance objectives for CanArgo Energy Corporation and the executive's particular business unit. In 2000, the Compensation Committee approved an annual cash incentive for the Chief Executive Officer and in 2001 approved an annual cash incentive for other executives.

Long-Term Incentive Compensation: The Compensation Committee has structured long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention. Long-term incentives are granted primarily in the form of stock options. The purpose of stock options is to align compensation directly with increases in shareholder value. The number of options granted is determined by reviewing survey data to determine the compensation made to other executives and management employees in comparable positions with comparable companies in the oil and gas sector. In determining the number of options to be awarded, the Compensation Committee also considers the grant recipient's qualitative and quantitative performance, the size of stock option awards in the past, and expectations of the grant recipient's future performance.

In 2001, the Compensation Committee approved a series of new stock options to a broad range of employees. The stock option awards were granted under the various plans available in the company.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, CanArgo Energy Corporation may not deduct annual compensation in excess of $1 million paid to certain employees, generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation. It is not anticipated that compensation realized by any executive officer under CanArgo Energy Corporation plans and programs now in effect will result in a material loss of tax deductions.

Compensation of the Chief Executive Officer

The Compensation Committee reviews annually the compensation of the Chief Executive Officer and recommends any adjustments to the Board of Directors for approval. The Chief Executive Officer participates in the same programs and receives compensation under the same programs as other executives. However, the Chief Executive Officer's compensation reflects the greater policy and decision-making authority that the Chief Executive Officer holds and the higher level of responsibility he has with respect to the strategic direction of CanArgo Energy Corporation and its financial and operating results. For 2001, the components of Dr. Robson's compensation were:

     o Base Salary: After considering CanArgo's overall performance and competitive practices, and the signing of a 3 year contract, the Compensation Committee recommended, and the Board of Directors approved, a base salary of pound sterling 150,000 (approx $217,500) for Dr. Robson, effective July 1, 2000.

     o Short-Term Incentives: In 2001, incentive compensation for Dr. Robson was based solely upon increase in cash flow per quarter. Based on 2001 cash flow performance each quarter, Dr. Robson qualified for a quarterly bonus in 2001 of $15,075. The bonus is capped at one times salary for a given quarter.

     o Long-Term Incentives: In 2001, Dr. Robson received 585,000 performance share awards all under the CanArgo Energy Corporation 1995 Long-Term Incentive Plan. The optioned shares have a term of five years, with 438,750 currently vested and the remainder vesting on 30 June 2002.

In August 2000, the Compensation Committee elected to schedule its annual review of Chief Executive Officer performance and compensation for April of each year, to assure thorough consideration of year-end results. Actions taken by the Board of Directors in April 2002 with respect to Dr. Robson's 2002 compensation will be reflected in the proxy statement for the 2003 meeting of shareholders.

It is the Compensation Committee's intention that, when taken together, the components of Dr. Robson's pay, including base salary, annual incentives, short-term incentive opportunity and long-term incentives, will result in compensation which approximates compensation paid by companies of similar size and industry.

This report has been provided by the Compensation Committee.

Nils N. Trulsvik, Chairman
Roger Brittain
Russell Hammond

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2001, CanArgo's Compensation Committee consisted of Messrs. Trulsvik, Brittain, Hammond and to June 7, 2001 Mr. Paus, all of whom are or were non-employee directors. See the section in the proxy marked "Certain Relationships and Related Transactions".

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows all compensation paid or accrued by CanArgo and its subsidiaries during the years ended December 31, 2001, 2000 and 1999 to certain executive officers of CanArgo (the "Named Officers").

                                                                                LONG-TERM
                                                 ANNUAL COMPENSATION          COMPENSATION
                                            ----------------------------      ------------
                                                                               SECURITIES
                                                                               UNDERLYING          ALL OTHER
NAME AND                     YEAR                                             OPTIONS/SARS       COMPENSATION
PRINCIPAL POSITION           ENDED          SALARY ($)         BONUS ($)           (#)              ($)(5)
------------------           -----          ----------         ---------      ------------       ------------
David Robson (1)             12/01           217,500            15,075           585,000            19,575
                             12/00           197,420            37,500         1,295,000             9,941
                             12/99           144,000                --         1,000,000                --
Murray Chancellor (2)        12/01           174,000                --           200,000            15,660
                             12/00            50,750                --           250,000             4,568
Vincent McDonnell (3)        12/01           137,750                --           100,000            12,398
Anthony J. Potter (4)        12/01           210,000                --           100,000                --
                             12/00           120,116                --           117,000             1,333
                             12/99            60,152             6,667           125,000             1,600


(1) Mr. Robson has served as Chief Executive Officer since July 15, 1998 and provides services to CanArgo through Vazon Energy Limited of which he is Managing Director.

(2) Mr. Chancellor has served as Chief Operating Officer of the Company since September 12, 2000.

(3) Mr. McDonnell has served as Chief Commercial Officer of the Company since April 1, 2001. Prior thereto he served as Chief Commercial Manager of the Company from December 1, 2000.

(4) Mr. Potter has served as Chief Financial Officer of the Company since September 30, 2000. Prior thereto he served as Vice-President Finance and Group Controller from July 15, 1998.

(5) Primarily CanArgo's contributions to or accruals with respect to individual retirement and pension plans.

OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 2001

The following table sets forth information concerning options granted to the Named Officers who were employed during the year ended December 31, 2001.

                            NUMBER OF       % OF TOTAL                                  GRANT DATE
                           SECURITIES        OPTIONS                                 PRESENT VALUE (5)
                           UNDERLYING       GRANTED TO                               -----------------
                             OPTIONS       EMPLOYEES IN   EXERCISE   EXPIRATION        PER
NAME                         GRANTED           2001         PRICE       DATE          SHARE     TOTAL
----                       ----------      ------------   --------   ----------      -------   -------
David Robson (1)             585,000            30%        $0.687    08/07/2006      $0.1378   $80,613
Murray Chancellor (2)        200,000            10%        $0.687    08/07/2006      $0.2224   $44,480
Vincent McDonnell (3)        100,000             5%        $0.687    08/07/2006      $0.2224   $22,240
Anthony Potter (4)           100,000             5%        $0.687    08/07/2006      $0.2224   $22,240

(1) The options were granted at an exercise price in excess of the fair market value of CanArgo's Common Stock on the date of grant. The options vest 3/4 on 09/07/2001 and 1/4 on 30/06/2002.

(2) The options were granted at an exercise price in excess of the fair market value of CanArgo's Common Stock on the date of grant. The options vest 1/3 on 30/06/2002, 1/3 on 30/06/2003 and 1/3 on 30/06/2004.

(3) The options were granted at an exercise price in excess of the fair market value of CanArgo's Common Stock on the date of grant. The options vest 1/3 on 30/06/2002, 1/3 on 30/06/2003 and 1/3 on 30/06/2004.

(4) The options were granted at an exercise price in excess of the fair market value of CanArgo's Common Stock on the date of grant. The options vest 1/3 on 30/06/2002, 1/3 on 30/06/2003 and 1/3 on 30/06/2004.

(5) These values were derived using the Black-Scholes option pricing model applying the following assumptions:

                                                          RISK-FREE
    EXERCISE PRICE       DIVIDEND YIELD    VOLATILITY   INTEREST RATE     EXPECTED TERM
    --------------       --------------    ----------   -------------     -------------
        $0.687                 0%            75.15%         4.61%          3.37 years

Pursuant to the terms of CanArgo's various stock option plans, the Compensation Committee may, subject to each plan's limits, modify the terms of outstanding options, including the exercise price and vesting schedule thereof. These values are not intended to forecast future appreciation of CanArgo's stock price. The actual value, if any, that an executive officer may realize from his options (assuming that they are exercised) will depend solely on the increase in the market price of the shares acquired through option exercises over the exercise price, measured when the shares are sold.

OPTION VALUES AT DECEMBER 31, 2001

The following table sets forth information concerning option exercises and the number and hypothetical value of stock options held by the Named Officers at December 31, 2001.

                                                         NUMBER OF SHARES                  VALUE OF UNEXERCISED
                        NUMBER OF                 UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                         SHARES        VALUE       HELD AT FISCAL YEAR END (2)            FISCAL YEAR END ($)(3)
                       ACQUIRED ON    REALIZED    -----------------------------       -----------------------------
NAME                    EXERCISE       ($)(1)     EXERCISABLE     UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
----                   -----------    --------    -----------     -------------       -----------     -------------
David Robson                --           --        1,640,416        1,026,251              150              150
Murray Chancellor           --           --           83,333          366,667               --               --
Vincent McDonnell           --           --           33,333          200,000               --               --
Anthony Potter              --           --           64,500          152,500               --               --

(1) The amounts in this column have been calculated based upon the difference between the quoted market price of the securities underlying each stock option on the date of exercise and its exercise price.

(2) The exercise of stock options is not dependent on performance criteria and may be exercised in full when vested.

(3) The amounts in this column have been calculated based upon the difference between the quoted market price of CanArgo's common stock on December 31, 2001 and the exercise price per share.

PERFORMANCE MEASUREMENT COMPARISON

The chart set forth below shows the value of an investment of $100 on December 31, 1997 in each of CanArgo's Common Stock, the NASDAQ Composite Index and a peer group of certain oil and gas exploration and development companies. The peer group consists of the following independent oil and gas exploration companies: A&B Geoscience Corporation, Aminex plc, Bitech Petroleum Corporation, Bow Valley Energy Ltd., ASA, EuroGas, JKX Oil & Gas plc, Centurion Energy International Inc., Lundin Oil AB, Ramco Energy plc and Soco International plc.


                              (PERFORMANCE GRAPH)


All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of December 31 of each year. The historical stock price performance of the Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Year End   CanArgo Stock Price   Peer Group Index   NASDAQ Composite Index
--------   -------------------   ----------------   ----------------------
 1997              100                 100                   100
 1998               33                  69                   140
 1999               82                  82                   260
 2000               94                  80                   158
 2001               31                  75                   110

The Audit Committee Report, the Compensation Committee Report on Executive Compensation and the Stock Price Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act and shall not be deemed incorporated by reference into any filing made by CanArgo under the Securities Act of 1933 or the Securities Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent CanArgo incorporates that Report or the Graph by specific reference.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2002 with respect to aggregate beneficial ownership of outstanding shares of Common Stock and shares of Common Stock that would be issued upon exchange of Exchangeable Shares either outstanding or issuable for no additional consideration, by each person known by CanArgo to be the beneficial owner of more than 5% of the aggregate of such shares, by each Director and Named Officer of CanArgo and by all Directors and executive officers of CanArgo as a group.

                                          AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP        PERCENT OF CLASS
------------------------                  --------------------        ----------------
Roger Brittain                                 122,133  (1)                    *
David Robson                                 1,938,750  (2)                    2.0%
Nils N. Trulsvik                               391,366  (3)                    *
Russell Hammond                                317,916  (4)                    *
Murray Chancellor                               83,333  (5)                    *
Vincent McDonnell                               41,666  (6)                    *
Anthony Potter                                 117,000  (7)                    *
All Directors and executive officers as
  a group (7 persons)                        3,012,164  (8)                    3.1%

* Less than 1%.

(1)  Includes 83,333 shares underlying presently exercisable options.

(2)  Includes 1,818,750 shares underlying presently exercisable options.

(3)  Includes 317,916 shares underlying presently exercisable options.

(4)  Includes 317,916 shares underlying presently exercisable options.

(5)  Includes 83,333 shares underlying presently exercisable options.

(6)  Includes 41,666 shares underlying presently exercisable options.

(7)  Includes 117,000 shares underlying presently exercisable options.

(8) Includes 2,779,914 shares underlying presently exercisable options held by directors and executive officers as a group.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2001, CanArgo acquired from a wholly owned subsidiary of Terrenex Acquisition Corporation the remaining 50% interest it did not own in CanArgo Power for cash consideration of $425,000. In a related but separate transaction, CanArgo sold in April 2001 all of its voting and non-voting shares of Uentech International Corporation to a wholly owned subsidiary of Terrenex Acquisition Corporation. Proceeds from the sale of Uentech International Corporation were $125,000. On completion of the acquisition, CanArgo Power became a wholly owned subsidiary of CanArgo. The transactions were approved by an independent committee of the Board of Directors. Two members of the Board of Directors of CanArgo who were also members of the Board of Directors of Terrenex Acquisition Corporation abstained from voting on the transactions. Dr. David Robson, Chief Executive Officer, provides all of his services to CanArgo through Vazon Energy Limited of which he is the Managing Director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires CanArgo's executive officers and directors, and persons who own more than 10% of the registered class of CanArgo's equity securities ("Reporting Persons"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Reporting persons are required by SEC Regulations to furnish CanArgo with copies of all forms they file pursuant to
Section 16(a). Based solely on CanArgo's review of reports filed under Section 16(a) of the Securities Exchange Act of 1934 and certain representations, CanArgo believes that all filing requirements applicable to its officers, directors and persons who own more than 10% of a registered class of CanArgo's securities have been complied with.

                              STOCKHOLDER PROPOSALS

Any stockholder intending to submit to CanArgo a proposal for inclusion in CanArgo's Proxy Statement and proxy for the 2003 Annual Meeting must submit such proposal so that it is received by CanArgo no later than December 28, 2002, and such proposal must otherwise comply with Rule 14a-8 under the Exchange Act.

                                     GENERAL

On November 15, 2000, the Securities and Exchange Commission adopted new auditor independence rules, including new requirements for disclosing audit and non-audit fees in proxy statements. The following chart outlines fees billed during the year ended December 31, 2001 by PricewaterhouseCoopers:

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees(1)                                                         $158,267
Financial Information Systems Design
and Implementation Fees                                                     $0
All Other Fees(2)                                                     $94,858

----------

(1) Includes statutory audit fees related to CanArgo's wholly-owned foreign subsidiaries

(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers independence, and concluded that these services are compatible.

A representative of PricewaterhouseCoopers will not attend the Annual Meeting.

                             FORM 10-K ANNUAL REPORT

A copy of CanArgo's Annual Report on Form 10-K filed with the Securities and Exchange Commission (excluding exhibits) is being mailed together with this Proxy. Exhibits may be requested by addressing a request to the Secretary, care of CanArgo Services (UK) Limited, 150 Buckingham Palace Road, London, England SW1W 9TR. A charge equal to the reproduction cost of the exhibit will be made. Stockholders may also visit CanArgo's web site at www.canargo.com.

                             DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, to the persons named in the accompanying proxy to vote the shares represented thereby on all such additional matters properly brought before the Annual Meeting in accordance with their best judgment.

                                        By Order of the Board of Directors,



                                         Anthony J. Potter
                                         Chief Financial Officer and Secretary
April 15, 2002

                           CANARGO ENERGY CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF CANARGO ENERGY CORPORATION FOR ANNUAL MEETING
                         OF STOCKHOLDERS ON MAY 29, 2002

The undersigned hereby constitutes and appoints David Robson and Anthony Potter, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Voting Securities of CanArgo Energy Corporation held of record by the undersigned on April 15, 2002 at the Annual Meeting of Stockholders to be held on May 29, 2002, or any adjournment or postponement thereof, as designated below:

(1) ELECTION OF DIRECTORS   [ ] FOR ALL NOMINEES        [ ] WITHHOLD AUTHORITY
                                listed below (except        to vote for all nominees
                                as indicated to the         as listed below
                                contrary below)

         Roger Brittain, Russell Hammond, David Robson, Nils N. Trulsvik

(INSTRUCTION: To withhold authority to vote for any nominee, draw a line through his name above.)

(2) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANARGO ENERGY CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES.

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.



Dated:  ____________________, 2002     ________________________________________
                                         Signature(s)

IMPORTANT: please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.